Exhibit 99.1
NFP Announces Third Quarter 2011 Results

Third Quarter 2011 Revenue Grew 5.9% & Organic Revenue Grew 3.3% YOY
Driven by Strength in Corporate Client and Advisor Services Groups

$19.8 Million of Shares Repurchased During Third Quarter 2011;
 $21.4 Million Remaining on Authorization

Patrick S. Baird Joins Board of Directors

Financial Highlights(1)	Q3 2011	Q3 2010	% Change	Q3 2011	Q2 2011	% Change	YTD 2011	YTD 2010	% Change
(Dollars in millions, except per share data)

Revenue	$251.5	$237.5	5.9%	$251.5	$239.4	5.1%	$724.2	$697.6	3.8%
Net income	9.3	8.2	13.3%	9.3	9.5	-1.8%	25.7	27.3	-5.9%
Net income per diluted share	0.21	0.19	10.5%	0.21	0.21	0.0%	0.58	0.62	-6.5%
Cash earnings	23.0	22.3	3.3%	23.0	21.6	6.3%	63.1	69.4	-9.1%
Cash earnings per diluted share	$0.53	$0.50	6.0%	$0.53	$0.48	10.4%	$1.42	$1.58	-10.1%
Adjusted EBITDA	$32.2	$26.8	20.0%	$32.2	$30.1	7.0%	$86.3	$80.7	6.9%
Adjusted EBITDA margin	12.8%	11.3%		12.8%	12.6%		11.9%	11.6%
Net cash provided by (used in) operating activities	$45.8	$34.2	34.0%	$45.8	$39.9	15.0%	$79.8	$76.4	4.4%

(1) This summary includes financial measures not calculated based on generally accepted accounting principles.
NM indicates metric not meaningful.

NEW YORK, NY – October 27, 2011 – National Financial Partners Corp. (NYSE: NFP), a leading provider of benefits, insurance and wealth management services, today reported financial results for the third quarter ended September 30, 2011. NFP also announced today that Patrick S. Baird, former Chief Executive Officer of AEGON USA, LLC, was elected to NFP’s Board of Directors.

Commenting on today’s announcements, Jessica M. Bibliowicz, chairman, president and chief executive officer, said, “During the third quarter, we continued to see strength in our Corporate Client and Advisor Services Groups.  Within the Individual Client Group, strong trends continued in our wealth management business, but challenges remain in the life insurance market.  We continue to execute on our balanced capital allocation strategy which includes strategic acquisitions, our share repurchase program and reinvestment in our existing businesses.”

Ms. Bibliowicz continued, “We are pleased to welcome Pat Baird to our Board.  Pat brings tremendous leadership experience in finance and in the overall insurance industry.  We all look forward to working closely with him.”

Third Quarter 2011 Results - Consolidated
NFP reported third quarter 2011 net income of $9.3 million, or $0.21 per diluted share, compared with net income of $8.2 million, or $0.19 per diluted share, in the prior year period.

Third quarter 2011 cash earnings was $23.0 million, or $0.53 per diluted share, compared with $22.3 million, or $0.50 per diluted share, in the third quarter 2010.  Cash earnings in the third quarter 2010 excluded a $9.7 million pre-tax gain from NFP’s recapitalization, as well as a $13.4 million pre-tax charge related to the accelerated vesting of RSUs for certain principals. Cash earnings is a non-GAAP financial measure and a reconciliation of net income to this non-GAAP financial measure is provided in the attached tables.

Adjusted EBITDA in the third quarter 2011 was $32.2 million, an increase of 20.0%, compared with $26.8 million in the third quarter 2010.  Adjusted EBITDA margin of 12.8% in the third quarter 2011 improved compared with an Adjusted EBITDA margin of 11.3% in the prior year period.  Adjusted EBITDA is a non-GAAP financial measure and a reconciliation of net income to this non-GAAP financial measure is provided in the attached tables.

Revenue was $251.5 million in the third quarter 2011, an increase of $14.0 million, or 5.9%, compared with $237.5 million in the third quarter 2010. Organic revenue grew 3.3% in the third quarter 2011, compared with the prior year period.  Revenue and organic revenue included positive contributions from the Corporate Client and Advisor Services Groups.

Total operating expenses were $233.4 million, compared with $235.2 million in the prior year period.  Total operating expenses in the third quarter 2011 included a $2.5 million impairment related to the disposition of a retail life insurance subsidiary, which is expected to be completed in the fourth quarter 2011.  Total operating expenses in the third quarter 2010 included the impact of the $13.4 million pre-tax charge related to the accelerated vesting of RSUs for certain principals.  Excluding this charge, total operating expenses in the third quarter 2010 was $221.8 million.

Cash flow from operations for the third quarter 2011 was $45.8 million compared with cash flow from operations of $34.2 million in the third quarter 2010.

Third Quarter 2011 Results – Segments
NFP reports results in three segments that provide unique products and services to corporate and high net worth individual clients: the Corporate Client Group, the Individual Client Group and the Advisor Services Group.

Corporate Client Group (CCG)
CCG is one of the leading corporate benefits advisors in the middle market, offering clients independent solutions for health and welfare, retirement planning, executive benefits, and property and casualty insurance.

CCG accounted for 42.0% of NFP’s revenue in the third quarter 2011 and 39.8% in the third quarter 2010.  CCG revenue was $105.7 million in the third quarter 2011 compared with $94.6 million in the prior year period, an increase of $11.2 million or 11.8%.  CCG revenue in the third quarter 2011 included a full quarter of results from the Lapre Scali & Company Insurance Services, LLC acquisition and other sub-acquisitions, as well as partial-quarter results from the DA Financial Group acquisition.  CCG organic revenue growth was 5.3% in the quarter.

CCG Adjusted EBITDA was $20.2 million in the third quarter 2011 compared with $17.2 million in the prior year period.  Adjusted EBITDA margin was 19.1% in the third quarter 2011 compared with 18.2% in the prior year period.

Individual Client Group (ICG)
ICG is a leader in the delivery of independent life insurance and wealth transfer solutions for high net worth individuals.  ICG’s advisors provide wealth accumulation, preservation and transfer solutions, including estate and business planning and financial advisory services.

ICG accounted for 33.7% of NFP’s revenue in the third quarter 2011 and 38.7% in the third quarter 2010.  ICG revenue was $84.8 million in the third quarter 2011 compared with $91.9 million in the prior year period.  ICG revenue and organic revenue declined 7.8% in the quarter.

ICG Adjusted EBITDA was $9.3 million in the third quarter 2011 compared with $8.3 million in the prior year period. Adjusted EBITDA margin was 10.9% in the third quarter 2011 compared with 9.1% in the prior year period.

Advisor Services Group (ASG)
ASG serves independent financial advisors whose clients are high net worth individuals and companies by offering an open choice of broker-dealer and asset management products and services.

ASG accounted for 24.3% of NFP’s revenue in the third quarter 2011 and 21.5% for the third quarter 2010.  ASG revenue was $61.0 million in the third quarter 2011 compared with $51.0 million in the prior year period, an increase of $10.0 million.  Growth in revenue and organic revenue was 19.7%.

ASG Adjusted EBITDA was $2.7 million in the third quarter 2011 compared with $1.2 million in the prior year period. Adjusted EBITDA margin was 4.5% in the third quarter 2011 compared with 2.5% in the prior year period.

As of September 30, 2011, assets under management at NFP’s corporate registered investment advisor were $9.0 billion, compared with $8.9 billion as of September 30, 2010.

Share Repurchase
On May 2, 2011, the Company announced its authorization to repurchase up to $50.0 million of NFP’s common stock. During the third quarter 2011, NFP repurchased 1,690,700 shares at a weighted average cost of $11.69 per share.  As of September 30, 2011, the remaining outstanding share repurchase authorization was $21.4 million.

NFP has authorization to repurchase NFP’s common stock from time to time for cash in the open market in accordance with applicable federal securities laws and subject to market and other conditions.

Patrick S. Baird Joined Board of Directors
Effective today, Patrick S. Baird joined NFP’s Board of Directors.  Mr. Baird’s election increases the membership of NFP’s Board of Directors to eight directors and increases the number of independent directors to six.

Commenting on his election to NFP’s Board of Directors, Mr. Baird said, “I am pleased to join the Board of NFP, a company that is well situated in its chosen markets to offer benefits, insurance and wealth management services to companies and high net worth individuals.  I look forward to working with the Board and management team of NFP.”

Mr. Baird is the former Chief Executive Officer of AEGON USA, LLC, the U.S.subsidiary of the AEGON Insurance Group, a leading multinational insurance organization.  Mr. Baird joined the AEGON USA companies in 1976. He was appointed as Chief Executive Officer in 2002, and held that position until his retirement in 2010. He previously served as Executive Vice President and Chief Operating Officer, Chief Financial Officer and Chief Tax Officer. In 2007, Mr. Baird also became a member of the Management Board of AEGON N.V., a position he held until his retirement.  He also led AEGON's acquisition and divestiture activities in the U.S., Mexico and Canada for many years.  Mr. Baird earned a B.B.A. degree from the University of Iowa.

Mr. Baird served on the Executive Committee of the American Council of Life Insurers for several years, and served as Chairman from 2008 until 2009.  In addition, Mr. Baird serves on the boards of Kirkwood Community College Foundation, Cedar Rapids Bank and Trust and QCR Holdings, Inc. Mr. Baird was also appointed by the Governor of the State of Iowa to the I-JOBS Commission as Vice Chairman.

Earnings Conference Call & Presentation
The Company will conduct its third quarter 2011 earnings conference call and audio webcast on October 28, 2011, from 8:30 to 9:30 a.m. (ET).  The conference call will be available live via telephone and the Internet.  To access the call, dial 866-270-6057 (domestic) or 617-213-8891(international) (when prompted, callers should provide the access code “NFP”).  The conference call and webcast will be accompanied by a presentation.  The presentation will be available for electronic download on the Company’s Web site before the conference call and webcast is scheduled to begin.  The presentation may also be viewed automatically upon connecting to the webcast.  To listen to the conference call over the Internet, visit www.nfp.com/investor-relations.  The conference call will be available for replay via telephone and Internet for a period of 90 days.  To listen to a replay of the conference call via telephone, dial 888-286-8010 (domestic) or 617-801-6888 (international).  The access code for the replay is 60758826. To access the replay of the conference call over the Internet, visit the above-mentioned Web site.

About NFP
National Financial Partners Corp. (NYSE: NFP), and its benefits, insurance and wealth management businesses provide diversified advisory and brokerage services to companies and high net worth individuals, partnering with them to preserve their assets and prosper over the long term.  NFP advisors provide innovative and comprehensive solutions, backed by NFP’s national scale and resources. NFP operates in three business segments.  The Corporate Client Group provides corporate and executive benefits, retirement plans and property and casualty insurance.  The Individual Client Group includes retail and wholesale life insurance brokerage and wealth management advisory services.  The Advisor Services Group serves independent financial advisors by offering broker-dealer and asset management products and services.  Most recently NFP was ranked as the eighth Top Global Insurance Broker by Best’s Review; operated the third largest Executive Benefits Provider of nonqualified deferred compensation plans administered for recordkeeping clients as ranked by PlanSponsor; operated a top ten Independent Broker Dealer as ranked by Financial Planning and Financial Advisor; had three advisors ranked in Barron’s Top 100 Independent Financial Advisors and is a leading independent life insurance distributor according to many top-tier carriers.  For more information, visit www.nfp.com.

Reconciliation of Non-GAAP Financial Measures
The Company analyzes its performance using historical and forward-looking non-GAAP financial measures called cash earnings and cash earnings per diluted share, Adjusted EBITDA and percentages or calculations using these measures.  The Company believes these non-GAAP financial measures provide additional meaningful methods of evaluating certain aspects of the Company’s operating performance from period to period on a basis that may not be otherwise apparent under GAAP.  Cash earnings is defined as net income excluding amortization of intangibles, depreciation, the after-tax impact of the impairment of goodwill and intangible assets, the after-tax impact of non-cash interest expense and the after-tax impact of certain non-recurring items.  Cash earnings per diluted share is calculated by dividing cash earnings by the number of weighted average diluted shares outstanding for the period indicated.  Cash earnings and cash earnings per diluted share should not be viewed as substitutes for net income and net income per diluted share, respectively.  Adjusted EBITDA is defined as net income excluding income tax expense, interest income, interest expense, gain on early extinguishment of debt, other, net, amortization of intangibles, depreciation, impairment of goodwill and intangible assets, (gain) loss on sale of businesses, the pre-tax impact of the accelerated vesting of certain RSUs and any change in estimated contingent consideration amounts recorded in accordance with purchase accounting that have been subsequently adjusted and recorded in the consolidated statement of operations.  Adjusted EBITDA should not be viewed as a substitute for net income.  A reconciliation of these non-GAAP financial measures to their GAAP counterparts is provided in the attached tables and the Company’s quarterly financial supplement for the period ended September 30, 2011, which is available on the Investor Relations section of the Company’s Web site at www.nfp.com.

Organic Revenue Growth
The Company uses organic revenue growth as a comparable revenue measurement for future periods. The Company excludes the first twelve months of revenue generated from new acquisitions and the revenue derived from businesses fully disposed of in each period presented.  With respect to sub-acquisitions, the Company establishes an internal revenue generation expectation (the “acquired revenue”) of a new sub-acquisition.  During the first twelve months immediately following the sub-acquisition, the Company reduces the acquired revenue amount from the actual revenue generated by the sub-acquisition and includes the revenue growth above or below acquired revenue within the organic growth percentage.  With respect to situations where a significant portion of a business' assets have been disposed, the Company reduces the prior year’s comparable revenue proportionally to the percentage of assets that have been disposed to facilitate an equitable organic growth comparison.

Forward-Looking Statements
This release contains statements which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words "anticipate," "expect," "intend," "plan," "believe," "estimate," "may," "project," "will," "continue" and similar expressions of a future or forward-looking nature. Forward-looking statements may include discussions concerning revenue, expenses, earnings, cash flow, impairments, losses, dividends, capital structure, market and industry conditions, premium and commission rates, interest rates, contingencies, the direction or outcome of regulatory investigations and litigation, income taxes and the Company’s operations or strategy.  These forward-looking statements are based on management’s current views with respect to future results. Forward-looking statements are based on beliefs and assumptions made by management using currently-available information, such as market and industry materials, experts’ reports and opinions, and current financial trends. These statements are only predictions and are not guarantees of future performance. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by a forward-looking statement. These risks and uncertainties include, without limitation: (1) NFP’s ability, through its operating structure, to respond quickly to operational, financial or regulatory situations impacting its businesses; (2) the ability of the Company’s businesses to perform successfully following acquisition, including through the diversification of product and service offerings, and NFP’s ability to manage its business effectively and profitably through its principals and the Company’s reportable segments; (3) the ability of the Company to execute on its strategy of increasing recurring revenue; (4) any losses that NFP may take with respect to dispositions, restructures or otherwise; (5) seasonality or an economic environment that results in fewer sales of financial products or services; (6) the impact of the adoption or change in interpretation of certain accounting treatments or policies and changes in underlying assumptions relating to such treatments or policies, which may lead to adverse financial statement results; (7) NFP’s success in acquiring and retaining high-quality independent financial services businesses; (8) the effectiveness or financial impact of NFP’s incentive plans; (9) adverse results or other consequences from matters including litigation, arbitration, settlements, regulatory investigations or compliance initiatives, such as those related to business practices, compensation agreements with insurance companies, policy rescissions or chargebacks, or activities within the life settlements industry; (10) adverse developments in the Company’s markets, such as those related to compensation agreements with insurance companies or activities within the life settlements industry, which could result in decreased sales of financial products or services; (11) NFP’s ability to operate effectively within the restrictive covenants of its credit facility; (12) changes that adversely affect NFP’s ability to manage its indebtedness or capital structure, including changes in interest rates or credit market conditions; (13) the impact of capital markets behavior, such as fluctuations in the price of NFP’s common stock, the dilutive impact of capital raising efforts or the impact of refinancing transactions; (14) the impact of legislation or regulations on NFP’s businesses, such as the possible adoption of exclusive federal regulation over interstate insurers, the uncertain impact of legislation regulating the financial services industry, such as the recent Dodd-Frank Wall Street Reform and Consumer Protection Act, the impact of newly-adopted healthcare legislation and resulting changes in business practices, or changes in regulations affecting the value or use of benefits programs, any of which may adversely affect the demand for or profitability of the Company’s services; (15) developments in the availability, pricing, design, tax treatment or underwriting of insurance products, revisions in mortality tables by life expectancy underwriters or changes in the Company’s relationships with insurance companies; (16) changes in premiums and commission rates or the rates of other fees paid to the Company’s businesses; (17) the reduction of the Company’s revenue and earnings due to the elimination or modification of compensation arrangements, including contingent compensation arrangements and the adoption of internal initiatives to enhance compensation transparency, including the transparency of fees paid for life settlements transactions; (18) the occurrence of adverse economic conditions or an adverse regulatory climate in New York, Florida or California; (19) the loss of services of key members of senior management; (20) the Company’s ability to compete against competitors with greater resources, such as those with greater name recognition; and (21) the Company’s ability to effect smooth succession planning.

Additional factors are set forth in NFP’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on February 10, 2011.

Forward-looking statements speak only as of the date on which they are made. NFP expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Source:  NFP

Contact:
Abbe F. Goldstein, CFA
SVP, Investor Relations & Corporate Communications
NFP

Investor Relations
ir@nfp.com
212-301-4011

Media Relations
communications@nfp.com
212-301-1039

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited-in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Revenue:
Commissions and fees	$251,531	$237,478	$724,230	$697,641

Operating expenses:
Commissions and fees	80,297	70,731	236,283	212,458
Compensation expense	66,601	62,081	197,119	191,071
Non-compensation expense	39,252	37,784	114,832	117,147
Management fees	33,201	53,466	89,709	109,650
Amortization of intangibles	8,348	8,258	24,207	24,802
Depreciation	3,126	3,017	9,240	9,028
Impairment of goodwill and intangible assets	2,466	—	3,386	2,901
Loss (gain) on sale of businesses, net	40	(100)	53	(10,021)
Change in estimated acquisition earn-out payables	53	—	53	—
Total operating expenses	233,384	235,237	674,882	657,036
Income from operations	18,147	2,241	49,348	40,605

Non-operating income and expenses
Interest income	700	869	2,600	2,645
Interest expense	(4,006)	(4,990)	(11,751)	(14,449)
Gain on early extinguishment of debt	—	9,711	—	9,711
Other, net	1,303	2,845	5,818	5,516
Non-operating income and expenses, net	(2,003)	8,435	(3,333)	3,423

Income before income taxes	16,144	10,676	46,015	44,028

Income tax expense	6,823	2,446	20,328	16,739
Net income	$9,321	$8,230	$25,687	$27,289

Earnings per share:
Basic	$0.22	$0.19	$0.59	$0.65
Diluted	$0.21	$0.19	$0.58	$0.62

Weighted average shares outstanding:
Basic	42,480	42,839	43,384	42,302
Diluted	43,476	44,316	44,375	43,831

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
(Unaudited-in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
GAAP net income	$9,321	$8,230	$25,687	$27,289
Income tax expense	6,823	2,446	20,328	16,739
Interest income	(700)	(869)	(2,600)	(2,645)
Interest expense	4,006	4,990	11,751	14,449
Gain on early extinguishment of debt	—	(9,711)	—	(9,711)
Other, net	(1,303)	(2,845)	(5,818)	(5,516)
Income from operations	$18,147	$2,241	$49,348	$40,605
Amortization of intangibles	8,348	8,258	24,207	24,802
Depreciation	3,126	3,017	9,240	9,028
Impairment of goodwill and intangible assets	2,466	—	3,386	2,901
Loss (gain) on sale of businesses, net	40	(100)	53	(10,021)
Accelerated vesting of certain RSUs	—	13,395	—	13,395
Change in estimated acquisition earn-out payables	53	—	53	—
Adjusted EBITDA (1)	$32,180	$26,811	$86,287	$80,710

RECONCILIATION OF NET INCOME TO CASH EARNINGS
(Unaudited-in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
GAAP net income	$9,321	$8,230	$25,687	$27,289
Amortization of intangibles	8,348	8,258	24,207	24,802
Depreciation	3,126	3,017	9,240	9,028
Impairment of goodwill and intangible assets	2,466	—	3,386	2,901
Tax benefit of impairment of goodwill and intangible assets	(975)	(102)	(1,339)	(1,132)
Non-cash interest, net of tax	664	588	1,932	4,292
Accelerated vesting of certain RSUs, net of tax	—	8,174	—	8,174
Gain on early extinguishment of debt, net of tax	—	(5,914)	—	(5,914)
Change in estimated acquisition earn-out payables, net of tax	32	—	32	—
Cash earnings (2)	$22,982	$22,251	$63,145	$69,440

GAAP net income per share - diluted	$0.21	$0.19	$0.58	$0.62
Amortization of intangibles	0.19	0.19	0.55	0.57
Depreciation	0.07	0.07	0.21	0.21
Impairment of goodwill and intangible assets	0.06	—	0.08	0.07
Tax benefit of impairment of goodwill and intangible assets	(0.02)	—	(0.03)	(0.03)
Non-cash interest, net of tax	0.02	0.01	0.04	0.10
Accelerated vesting of certain RSUs, net of tax	—	0.18	—	0.19
Gain on early extinguishment of debt, net of tax	—	(0.13)	—	(0.13)
Change in estimated acquisition earn-out payables, net of tax	—	—	—	—
Cash earnings per share - diluted (3)	$0.53	$0.50	$1.42	$1.58

(1)
Adjusted EBITDA is a non-GAAP financial measure, which the Company defines as net income excluding income tax expense, interest income, interest expense, gain on early extinguishment of debt, other, net, amortization of intangibles, depreciation, impairment of goodwill and intangible assets, (gain) loss on sale of businesses, the pre-tax impact of the accelerated vesting of certain RSUs and any change in estimated contingent consideration amounts recorded in accordance with purchase accounting that have been subsequently adjusted and recorded in the consolidated statement of operations.

(2)
Cash earnings is a non-GAAP financial measure, which the Company defines as net income excluding amortization of intangibles, depreciation, the after-tax impact of the impairment of goodwill and intangible assets, the after-tax impact of non-cash interest expense and the after-tax impact of certain non-recurring items.

(3)	The sum of the per-share components of cash earnings per share - diluted may not agree to cash earnings per share -diluted, due to rounding.

CORPORATE CLIENT GROUP
CONDENSED STATEMENTS OF INCOME
(Unaudited-in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Revenue:
Commissions and fees	$105,768	$94,609	$295,632	$279,372

Operating expenses:
Commissions and fees	11,728	9,660	31,390	25,922
Compensation expense	36,007	32,141	103,547	97,533
Non-compensation expense	18,564	18,362	54,662	56,790
Management fees	19,276	24,600	51,136	54,771
Amortization of intangibles	5,622	5,402	15,901	16,003
Depreciation	1,363	1,599	4,602	4,674
Impairment of goodwill and intangible assets	—	—	—	1,931
Gain on sale of businesses, net	—	(125)	(47)	(8,287)
Change in estimated acquisition earn-out payables	53	—	53	—
Total operating expenses	92,613	91,639	261,244	249,337
Income from operations	$13,155	$2,970	$34,388	$30,035

CORPORATE CLIENT GROUP
RECONCILIATION OF INCOME FROM OPERATIONS TO ADJUSTED EBITDA (1)
(Unaudited-in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Income from operations	$13,155	$2,970	$34,388	$30,035
Amortization of intangibles	5,622	5,402	15,901	16,003
Depreciation	1,363	1,599	4,602	4,674
Impairment of goodwill and intangible assets	—	—	—	1,931
Gain on sale of businesses, net	—	(125)	(47)	(8,287)
Accelerated vesting of certain RSUs	—	7,394	—	7,394
Change in estimated acquisition earn-out payables	53	—	53	—
Adjusted EBITDA	$20,193	$17,240	$54,897	$51,750

(1)
The reconciliation of Adjusted EBITDA per reportable segment does not include the following items, which are not allocated to any of the Company’s reportable segments: income tax expense, interest income, interest expense, gain on early extinguishment of debt and other, net.  These items are included in the reconciliation of Adjusted EBITDA to net income on a consolidated basis.

INDIVIDUAL CLIENT GROUP
CONDENSED STATEMENTS OF INCOME
(Unaudited-in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Revenue:
Commissions and fees	$84,781	$91,906	$244,438	$261,977

Operating expenses:
Commissions and fees	18,523	18,757	52,800	57,375
Compensation expense	26,634	25,914	81,738	81,970
Non-compensation expense	16,446	16,048	48,476	50,360
Management fees	13,925	28,866	38,573	54,879
Amortization of intangibles	2,726	2,856	8,306	8,799
Depreciation	927	1,065	3,209	3,345
Impairment of goodwill and intangible assets	2,466	—	3,386	970
Loss (gain) on sale of businesses, net	40	25	100	(1,734)
Change in estimated acquisition earn-out payables	—	—	—	—
Total operating expenses	81,687	93,531	236,588	255,964
Income from operations	$3,094	$(1,625)	$7,850	$6,013

INDIVIDUAL CLIENT GROUP
RECONCILIATION OF INCOME (LOSS) FROM OPERATIONS TO ADJUSTED EBITDA (1)
(Unaudited-in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Income (loss) from operations	$3,094	$(1,625)	$7,850	$6,013
Amortization of intangibles	2,726	2,856	8,306	8,799
Depreciation	927	1,065	3,209	3,345
Impairment of goodwill and intangible assets	2,466	—	3,386	970
Loss (gain) on sale of businesses, net	40	25	100	(1,734)
Accelerated vesting of certain RSUs	—	6,001	—	6,001
Change in estimated acquisition earn-out payables	—	—	—	—
Adjusted EBITDA	$9,253	$8,322	$22,851	$23,394

(1)
The reconciliation of Adjusted EBITDA per reportable segment does not include the following items, which are not allocated to any of the Company’s reportable segments: income tax expense, interest income, interest expense, gain on early extinguishment of debt and other, net.  These items are included in the reconciliation of Adjusted EBITDA to net income on a consolidated basis.

ADVISOR SERVICES GROUP
CONDENSED STATEMENTS OF INCOME
(Unaudited-in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Revenue:
Commissions and fees	$60,982	$50,963	$184,160	$156,292

Operating expenses:
Commissions and fees	50,046	42,314	152,093	129,161
Compensation expense	3,960	4,026	11,834	11,568
Non-compensation expense	4,242	3,374	11,694	9,997
Depreciation	836	353	1,429	1,009
Total operating expenses	59,084	50,067	177,050	151,735
Income from operations	$1,898	$896	$7,110	$4,557

ADVISOR SERVICES GROUP
RECONCILIATION OF INCOME FROM OPERATIONS TO ADJUSTED EBITDA (1)
(Unaudited-in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Income from operations	$1,898	$896	$7,110	$4,557
Depreciation	836	353	1,429	1,009
Adjusted EBITDA	$2,734	$1,249	$8,539	$5,566

(1)
The reconciliation of Adjusted EBITDA per reportable segment does not include the following items, which are not allocated to any of the Company’s reportable segments: income tax expense, interest income, interest expense, gain on early extinguishment of debt and other, net.  These items are included in the reconciliation of Adjusted EBITDA to net income on a consolidated basis.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited-in thousands)

	September 30,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$115,998	$128,830
Fiduciary funds - restricted related to premium trust accounts	79,552	82,647
Commissions, fees and premiums receivable, net	91,283	120,572
Due from principals and/or certain entities they own	11,442	7,981
Notes receivable, net	4,454	6,128
Deferred tax assets	13,865	13,865
Other current assets	17,491	17,442
Total current assets	334,085	377,465
Property and equipment, net	34,778	37,359
Deferred tax assets	3,520	5,836
Intangibles, net	337,746	337,833
Goodwill, net	96,587	60,894
Notes receivable, net	26,021	30,724
Other non-current assets	41,465	42,952
Total assets	$874,202	$893,063

LIABILITIES
Current liabilities:
Premiums payable to insurance carriers	$83,417	$83,091
Current portion of long term debt	12,500	12,500
Income taxes payable	1,537	-
Due to principals and/or certain entities they own	25,606	37,406
Accounts payable	18,425	36,213
Accrued liabilities	60,119	55,673
Total current liabilities	201,604	224,883
Long term debt	96,875	106,250
Deferred tax liabilities	1,552	1,552
Convertible senior notes	90,778	87,581
Other non-current liabilities	75,189	64,585
Total liabilities	465,998	484,851

STOCKHOLDERS' EQUITY
Preferred stock at par value	—	—
Common stock at par value	4,656	4,596
Additional paid-in capital	905,800	902,153
Accumulated deficit	(401,562)	(425,063)
Treasury stock	(99,632)	(73,458)
Accumulated other comprehensive loss	(1,058)	(16)
Total stockholders' equity	408,204	408,212
Total liabilities and stockholders' equity	$874,202	$893,063

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited-in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Cash flow from operating activities
Net income	$9,321	$8,230	$25,687	$27,289

Adjustments to reconcile to net cash provided by (used in) operating activities:
Deferred taxes	—	(5,072)	—	284
Stock-based compensation	1,369	9,998	4,130	15,676
Impairment of goodwill and intangible assets	2,466	—	3,386	2,901
Amortization of intangibles	8,348	8,258	24,207	24,802
Depreciation	3,126	3,017	9,240	9,028
Accretion of senior convertible notes discount	1,099	992	3,197	7,027
Loss (Gain) on sale of businesses, net	40	(100)	53	(10,021)
Change in estimated earn-out payables	53	—	53	—
Loss on sublease	—	—	—	1,766
Bad debt expense	1,871	1,858	2,349	2,697
Gain on early extinguishment of debt	—	(9,711)	—	(9,711)
Other, net	(574)	(545)	(1,515)	(1,493)

(Increase) decrease in operating assets:
Fiduciary funds - restricted related to premium
trust accounts	(2,474)	(4,995)	7,687	(15,181)
Commissions, fees and premiums receivable, net	(576)	(2,156)	29,859	28,744
Due from principals and/or certain entities they own	(3,496)	(397)	(3,425)	(1,839)
Notes receivable, net - current	415	(553)	1,537	1,719
Other current assets	12,044	(1,998)	48	(7,657)
Notes receivable, net - non-current	1,013	(1,149)	1,916	(7,745)
Other non-current assets	3,008	621	2,830	680

Increase (decrease) in operating liabilities:
Premiums payable to insurance carriers	5,150	7,209	(3,753)	18,415
Income taxes payable	1,537	8,799	1,552	2,474
Due to principals and/or certain entities they own	7,346	8,903	(12,113)	(8,507)
Accounts payable	(3,047)	549	(18,152)	(4,013)
Accrued liabilities	(70)	8,129	200	1,905
Other non-current liabilities	(2,130)	(5,671)	797	(2,868)
Total adjustments	36,518	25,986	54,083	49,083
Net cash provided by operating activities	45,839	34,216	79,770	76,372

Cash flow from investing activities:
Proceeds from disposal of businesses	700	166	738	5,673
Purchases of property and equipment, net	(1,747)	(4,017)	(6,368)	(9,284)
(Payments for) proceeds from acquired firms, net of cash	(44,473)	(562)	(48,535)	661
Payments for contingent consideration	(80)	(80)	(80)	(10,784)
Change in restricted cash	—	10,000	—	10,000
Net cash (used in) provided by investing activities	(45,600)	5,507	(54,245)	(3,734)

Cash flow from financing activities:
Repayments of short term debt	—	—	—	(40,000)
Proceeds from long term debt	—	125,000	—	125,000
Repayment of long term debt	(3,125)	(3,125)	(9,375)	(3,125)
Long term debt costs	—	(3,923)	—	(3,923)
Proceeds from issuance of senior convertible notes	—	—	—	125,000
Senior convertible notes issuance costs	—	(16)	—	(4,129)
Repayment of senior convertible notes	—	(219,650)	—	(219,650)
Senior convertible notes tender offer costs	—	(800)	—	(800)
Purchase of call options	—	—	—	(33,913)
Sale of warrants	—	—	—	21,025
Proceeds from stock-based awards, including tax benefit	87	57	2,603	2,891
Shares cancelled to pay withholding taxes	(63)	(150)	(3,021)	(2,056)
Repurchase of common stock	(19,760)	—	(28,563)	—
Dividends paid	(1)	—	(1)	(67)
Net cash (used in) provided by financing activities	(22,862)	(102,607)	(38,357)	(33,747)
Net (decrease) increase in cash and cash equivalents	(22,623)	(62,884)	(12,832)	38,891
Cash and cash equivalents, beginning of the period	138,621	157,769	128,830	55,994
Cash and cash equivalents, end of the period	$115,998	$94,885	$115,998	$94,885

Supplemental disclosures of cash flow information
Cash paid for income taxes	$4,462	$5,397	$15,812	$26,100
Cash paid for interest	$906	$1,580	$5,361	$3,281